EXHIBIT 10.5

      This Modification Agreement (the "Modification Agreement"), dated as of May 28, 1997, is entered into by and between ________________ ("Purchaser") and Consolidated Eco-Systems, Inc. (formerly known as Exsorbet Industries, Inc.), an Idaho corporation (the "Company").

      WHEREAS, the parties hereto have heretofore entered into a Securities Purchase Agreement, dated as of _____________ (the "Purchase Agreement") pursuant to which the Purchaser acquired ______________, principal amount, of convertible debentures (the "Original Debentures") from the Company; and

      WHEREAS, simultaneously with the execution of the Purchase Agreement, the parties hereto entered into a Registration Rights Agreement (the "Registration Rights Agreement") which, inter alia, contains a liquidated damages provision applicable in the event that a Registration Statement covering the shares of Common Stock of the Company into which the Original Debentures are convertible (the "Underlying Shares") shall not have been declared effective by the Securities and Exchange Commission within sixty (60) days after the closing date of the Original Debentures (the "Liquidated Damages Event"); and

      WHEREAS, notwithstanding the occurrence of the Liquidated Damages Event, the Purchaser has agreed, in lieu of seeking such Liquidated Damages and in full satisfaction of any such claim, to enter into this Modification Agreement.

      NOW, THEREFORE, in consideration of the agreements and mutual covenants hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Exchange of Original Debentures. Simultaneously with the execution and delivery of this Modification Agreement, and subject to the terms and conditions, set forth herein, the Purchaser is herewith delivering the Original Debentures acquired by it pursuant to the Original Purchase Agreement (the "Purchaser's Original Debentures") and the Company is herewith delivering to the Purchaser in exchange therefor: (a) a Debenture in the form of Exhibit A hereto in the principal amount of $__________ (the "New Debenture A"); and (b) a Debenture in the form of Exhibit B hereto in the principal amount of $___________ (the "New Debenture B").

      2. Closing. The closing of the transaction described in Section 1 hereof is taking place simultaneously with the execution of this Modification Agreement at the


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offices of Morse, Zelnick, Rose & Lander LLP, 450 Park Avenue, Suite 902, New
York, New York 10022 or at such other date, time and place as the Purchaser and the Company may agree upon in writing (such the actual time and date on which the closing takes place, the "Closing Date"). The duly executed New Debenture A and New Debenture B, in the amounts described in Section 1 hereof, to be delivered to the Purchaser shall be delivered by, or on behalf of, the Company at the closing, against delivery of the Purchaser's Original Debentures.

      3. Covenants of the Company.

            (a) Price Guarantee. The Purchaser shall have the right, upon written demand made on or before January 15, 1998, to receive from the Company with respect to the Underlying Shares sold by it on or before December 31, 1997, the amount, if any, derived by subtracting: (a) the aggregate gross amounts actually realized, or which would, if Purchaser had used commercially reasonable efforts in the making of such dispositions have been realized, by the Purchaser from the disposition in ordinary market transactions, on or before December 31, 1997, of the Underlying Shares from (b) 125% of the amounts actually advanced by the Purchaser to the Company in payment for the Original Debentures. Such amount shall be paid to the Purchaser in immediately available funds, provided, however, that the making of such payment shall be conditioned upon the Purchaser's furnishing to the Company, on or before January 15, 1998, documentation evidencing, with respect to each transaction effecting a disposition of any of the Underlying Shares, the amounts received by the Purchaser, the manner of disposition and any reasonable collateral information which Purchaser believes relevant to demonstrating the use by him of commercially reasonable efforts in the making of such disposition. Payment shall be conditioned upon receipt by the Company of any: (x) debentures not previously converted by the Purchaser and (y) Underlying Shares not previously sold by the Purchaser. Purchaser's rights pursuant to this Section 3(a) shall be deemed waived if the Company does not receive, on a timely basis, the written demand, documentation or securities provided for in this Section 3(a). Any issues regarding whether or not commercially reasonable efforts had been used by the Purchaser in making any such dispositions shall be determined by H.J. Meyers & Co., Inc. ("HJM") whose determination in such regard shall be final and non-appealable to any tribunal. The failure by HJM to make such determination, for any reason whatsoever other than the failure by the Purchaser to submit its documentation on a timely basis, on or before January 15, 1998 shall be deemed to be a determination that commercially reasonable efforts had been used by the Purchaser in the making of all dispositions of its Underlying Shares.

            (b) Registration Restrictions. In consideration of the release given by the Purchaser in Section 4 hereof, the Company agrees that it will not: (i) file a registration statement covering shares of its Common Stock, other than the Shares of


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Common Stock of the Company owned or issuable to all purchasers of the Original
Debentures and the other shares of Common Stock of the Company currently covered by the Registration Statement on Form S-3 heretofore filed with the Securities and Exchange Commission (File No. 333-23087) (the "Other Shares"), prior to the one hundred and first (101st) day from the date hereof, or (ii) permit a registration statement covering such Other Shares to become effective prior to the one hundred and thirty-first (131st) day from the date hereof; provided, however, that the foregoing shall not be construed to limit the Company from fulfilling any obligation which is outstanding on the date hereof to register its securities.

            (c) Right of First Refusal. The Purchaser, together with all other purchasers of the Original Debentures (the "Optionees"), shall have a three-business day right of first refusal, on a pro rata basis with all other electing Optionees, to participate in all, but not less than all, of any private placement consummated by the Company on or before the first anniversary of this Modification Agreement. In order to implement the provisions of this paragraph, the Company agrees to give written notice to the Optionees of its desire to raise capital through the issuance of its debt or equity securities in a private placement (the "Offer Notice"). Such Notice shall set forth the amount which the Company desires to obtain through such financing, the type of security (debt or equity) and if debt, the date of maturity, the interest rate and other material terms then under consideration by the Company (such as redemption, conversion and registration rights, if applicable). Each of the Optionees may elect, by giving written notice (the "Election Notice") to the Company, no more than three
(3) business days following its receipt of the Offer Notice, to participate in such financing, it being understood that the giving of an Election Notice shall constitute an irrevocable agreement by each such electing Optionee to finance the entire private placement in the event that there are no other electing Optionees. If more than one Optionee elects to so participate, then all electing Optionees shall have the right to participate on a pro rata basis, determined by applying a fraction to the amount of the proposed private placement, the numerator of which is the principal amount of Original Debentures owned by each such Optionee and the denominator of which is the aggregate amount of Original Debentures originally purchased by all such electing Optionees. The Company shall promptly advise each electing Optionee of the identity of any other electing Optionees. The closing of any such financing shall take place within five (5) days following timely receipt by the Company of the Election Notice(s). The Purchaser agrees that this paragraph shall be interpreted so as not to create any obstructions to the Company's ability to obtain financing. Without limiting the generality of the foregoing, the Purchaser agrees that, prior to the closing of any private placement to which this paragraph relates, the giving of Notice is the Company's only obligation under this paragraph and, accordingly, the Company shall have no obligation to advise the Optionees of any change in terms of the financing or the security to be issued thereunder.


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      4. Release of Claims by Purchaser. In consideration of the exchange of debentures provided for in Section 1 hereof, the price guaranty provided for in
Section 3(a) hereof and other good and valuable consideration the receipt and sufficiency whereof is hereby acknowledged by the Purchaser, and provided that the Company complies with its obligations set forth in Section 3(a) and (b) hereof, the Purchaser, on behalf of himself and any partners, known or unknown, and his heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby unconditionally, irrevocably and forever releases and discharges the Company and its officers, directors, employees, agents and representatives and their respective, as applicable, heirs, executors, administrators, successors and assigns (collectively, the "Releasees") from any and all actions, causes of action, claims, suits, liability, indebtedness, covenant, contracts, controversies, agreements, promises, damages and demands whatsoever, in law or equity, which the Releasor ever had, now has or hereafter can, shall or may, have against the Releasees for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (the "Release Period"). Without in any way limiting the generality of the foregoing release, the Releasor unconditionally, irrevocably and forever releases all claims which it might otherwise have had or which, through the Release Period, it might otherwise have had for liquidated damages pursuant to the Registration Rights Agreement.

      5. Fees and Expenses. Each of the Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

      6. Current Company Information. The Purchaser acknowledges receipt of a copy of the Company's Form 10-K and Form 10-K/A for its fiscal year ended December 31, 1996 and a copy of the Company's Form 10-Q for the quarter ended March 31, 1997. The Purchaser covenants that it has reviewed the same.

      7. Survival of Purchase Agreement. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to the Purchase Agreement which are not inconsistent or in conflict with any of the terms and provisions of this Modification Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, the parties agree (a) with respect to the representations and warranties of the Purchaser set forth in
Section 3, and the representations and warranties of the Company set forth in
Section 4: (i) all such representations and warranties shall be deemed to have been made on and as of the date hereof rather than on and as of the date of said Purchase Agreement; (ii) the year "1995" set forth in paragraph (n) of Section 4 is hereby amended to read "1996"; and (iii) the year "1995"


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set forth in paragraph (o) of Section 4 is hereby amended to read "1997"; and
(b) Sections 6 and 7 (providing for conditions precedent) are deleted.

      8. Survival of Registration Rights Agreement. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to the Registration Rights Agreement which are not inconsistent or in conflict with any of the terms and provisions of this Modification Agreement shall remain in full force and effect except that: (a) the sixty (60) day period provided for in
Section 2(b) of said agreement is hereby amended to provide, in its place and stead, for a ten (10) business day period; (b) the portion of Section 3(a) which precedes "(i)" is hereby amended to read as follows: "The Company shall use its best efforts to cause the Registration Statement heretofore filed by the Company on Form S-3 (File No. 333-23087) to be declared effective by the Securities and Exchange Commission within ten (10) business days from the date of the Modification Agreement and to keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of..."and
(c) references in the Registration Rights Agreement to the Securities Purchase Agreement, to the extent warranted by the context thereof and the intent hereof, shall be deemed changed to Modification Agreement.

      9. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission, and confirmed, or mailed postage prepaid to the parties at the address or facsimile number set forth in Section 8 of the Purchase Agreement with an additional copy thereof to Morse, Zelnick, Rose & Lander LLP, 450 Park Avenue, Suite 902, New York, N.Y. 10022, Attn: Kenneth S. Rose, Esq. All such notices, requests and other communications shall be deemed given at the time set forth in such section.

      10. Third Party Beneficiary. The provisions of Section 3(a) of this Modification Agreement shall not be deemed to confer any rights upon anyone other than the parties hereto.

      11. Miscellaneous.

            (a) This Modification Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.


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            (b) This Modification Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns other than as provided in Section 8 hereof.

            (c) This Modification Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Agreement, each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York and hereby waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or the Original or Exchanged Debentures shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

            (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Modification Agreement.

            (e) The provisions of this Modification Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                 [balance of this page intentionally left blank]


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            (f) This Modification Agreement, including the exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof except for provisions of the Purchase Agreement and Registration Rights Agreement which are not inconsistent or in conflict with the provisions hereof.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

                                       PURCHASER



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       CONSOLIDATED ECO-SYSTEMS, INC.



                                       By:
                                          --------------------------------------
                                       Title: President, Chief Executive Officer


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                                    EXHIBIT A

                                 NEW DEBENTURE A

                        [Exhibit intentionally omitted]


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

                                   EXHIBIT B

                                NEW DEBENTURE B

                        [Exhibit intentionally omitted]


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